Exhibit 10.2

MAGNACHIP MIXED-SIGNAL, LTD.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of August 1, 2024 (the “Effective Date”), by and between MAGNACHIP MIXED-SIGNAL, LTD. (“MMS”), a company established under the laws of the Republic of Korea, and WOUNGMOO LEE (“Consultant”). For the purposes of this Agreement, MMS and its affiliates that may receive services from Consultant from time to time, including any and all successors thereto, shall be referred to as the “Company.” The Company and Consultant may be referred to herein jointly as the “Parties” or individually as a “Party.”

WHEREAS, MMS desires to retain Consultant as an independent contractor to perform, and Consultant is willing to perform, the services (the “Services”) in accordance with the terms and conditions set forth in this Agreement and on Schedule A hereto;

WHEREAS, Consultant and MMS independently and thoroughly negotiated all terms and conditions of this Agreement, including the compensation to be paid by MMS for Consultant’s provision of the Services to the Company, Consultant shall be responsible for controlling the manner and means by which the Services are performed for the Company, including the time, place and sequence of work, Consultant has the authority to establish Consultant’s own hours of work, provided that the Services are completed on a timely basis as requested by the Company, Consultant has the authority to hire other individuals to assist Consultant in the performance of Services, Consultant may continue to advertise and market the performance of task for other clients and customers similar to the Services to be provided to the Company (subject to the limitations in Section 4 below), and Consultant shall use Consultant’s own business office, equipment and supplies to perform the Services.

NOW, THEREFORE, in consideration of (a) the mutual covenants and agreements set forth in this Agreement, and (b) other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1. Services and Compensation.

A. Services. Consultant shall perform for the Company the services described in Schedule A hereto (the “Services”).

B. Compensation. In consideration of the Services rendered by Consultant hereunder, and subject to the terms and conditions set forth herein, the Company shall pay Consultant the compensation described in Schedule A hereto.

2. Confidentiality.

A. Definition. “Confidential Information” means any information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential

Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no action or inaction of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

B. Nonuse and Nondisclosure. Consultant shall not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any “Person” (which shall mean any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, firm, joint venture, governmental authority or other entity of whatever nature) under any circumstances but except where required by applicable law or orders from the court of competent jurisdiction, in which case Consultant shall notify the Company in advance that Consultant is required by the aforementioned reasons to disclose Confidential Information and make reasonable best effort to minimize, or assist the Company to take appropriate action to minimize, the disclosure. Consultant agrees and acknowledges that all Confidential Information shall remain the sole property of the Company. Consultant shall take all reasonable precautions to prevent any unauthorized disclosure or use of such Confidential Information. Without the Company’s prior written approval, Consultant shall not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company.

C. Former Client Confidential Information. Consultant shall not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or client of Consultant or other Person with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any. Consultant shall not bring onto the Company’s premises any unpublished document or proprietary information belonging to any such employer, client or Person unless consented to in writing by such employer, client or Person.

D. Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of this Agreement and thereafter, Consultant shall owe the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it for Consultant’s benefit or disclose it to any Person or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

E. Return of Materials. Upon the termination of this Agreement, or upon the Company’s earlier request, Consultant shall deliver to the Company all of the Company’s property, including all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant’s possession or control.

F. Reverse Engineering. Unless and except to the extent expressly authorized by Company to do so, Consultant shall not attempt to reverse engineer, de-encrypt, or otherwise derive the design, internal logic, structure or inner workings (including algorithms and source code) of any software, products, models, prototypes, or other items provided by Company that use, embody, or contain Confidential Information.

G. Securities Laws. Consultant acknowledges that the securities laws of the United States (as well as other applicable jurisdictions) prohibit any Person who has material, non-public information about a company from using such information in purchasing or selling securities of that company, or from communicating such information to a third party under circumstances in which it is reasonably foreseeable that such third party is likely to purchase or sell such securities. Magnachip Semiconductor Corporation, the ultimate parent company of MMS, has securities listed on the New York Stock Exchange, and Consultant hereby acknowledges that Confidential Information disclosed by the Company may constitute such material, non-public information.

3. Ownership.

A. Assignment. Consultant agrees and acknowledges that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement that relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with or that Consultant may become associated with in work, investigation or experimentation in the Company’s line of business in performing the Services under this Agreement (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to assign (or cause to be assigned) and hereby assigns fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.

B. Further Assurances. Consultant shall assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. Consultant agrees and acknowledges that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement. Consultant further agrees and acknowledges that the Company’s delay (or omission) in any applicable action to secure the Company’s rights in Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions (including making any requests to Consultant for Consultant’s assistance) shall not be deemed in any way as the Company’s waiver of such rights and/or the Company’s grant of such rights to Consultant.

C. Pre-Existing Materials. Subject to Section 3(A) above, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed under this Agreement any pre-existing invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant shall inform the Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant shall not incorporate any invention, improvement, development, concept, discovery, or other proprietary information owned by any third party into any Invention without the Company’s prior written permission.

D. Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3(A) above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant.

4. Conflicting Obligations.

A. Conflicts. Consultant has the authority and discretion to assist other clients in the performance of tasks similar to those performed for the Company, provided that such authority and discretion shall be exercised in compliance with this Agreement (including Section 2 above). Notwithstanding with the foregoing, Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Further, Consultant shall not enter into any such conflicting agreement during the term of this Agreement. Consultant’s violation of this Section 4(A) shall be considered a material breach under Section 6(C) of Schedule A hereto.

B. Substantially Similar Designs. In view of Consultant’s access to the Company’s trade secrets and proprietary know-how, Consultant shall not, without Company’s prior written approval, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of 24 months after the termination of this Agreement. Consultant agrees and acknowledges that the obligations in this Section 4(B) are ancillary to Consultant’s nondisclosure obligations under Section 2 above.

5. Reports. Consultant shall, from time to time during the term of this Agreement, keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant shall, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the time required to prepare such written reports will be considered time devoted to the performance of the Services. Consultant shall retain substantial control of the manner and means that Services are performed at all times.

6. Term.

A. Term. The term of this Agreement shall be as set forth in Section 4 of Schedule A hereto, subject to the Parties’ right to terminate this Agreement as set forth in Section 6 of Schedule A hereto.

B. Survival. Upon termination or expiration of this Agreement, all rights and duties of the Company and Consultant toward each other shall cease except:

i. The Company will pay, within 30 days after the effective date of termination or expiration of this Agreement (the “End Date”), all amounts owing to Consultant for the Services completed and accepted by the Company prior to the End Date and related expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Schedule A hereto; and

ii. Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 7 (Independent Contractor; Benefits), Section 8 (Indemnification), Section 9 (Restrictions) Section 10 (Cooperation) and Section 11 (Arbitration and Equitable Relief) hereto shall survive such termination or expiration of this Agreement and continue to be effective to the fullest extent permitted by law.

7. Independent Contractor; Benefits.

A. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Schedule A hereto.

B. Benefits. Unless expressly provided in Schedule A hereto, Consultant is not entitled to or eligible for any benefits, including the kinds of benefits that the Company may make available to its employees, such as group insurance, profit-sharing, incentive or retirement benefits. Because Consultant is an independent contractor, the Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant, or make or withhold any payments as required by labor or other applicable laws. If, notwithstanding the foregoing, Consultant is reclassified as an employee of the Company, by any governmental or quasi-governmental authority as the result of any administrative or judicial proceeding Consultant agrees that Consultant shall not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or a retrospective basis, any employee benefits under any plans or programs established or maintained by the Company.

C. Reimbursement of Expenses. Subject to this Section 7(C) and Schedule A hereto, Consultant will be reimbursed for all reasonable and appropriately substantiated out-of-pocket expenses incurred by Consultant at the request of the Company, in the course of rendering the Services. All expenses must be pre-approved in writing by the Company.

D. Taxes. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, local and foreign withholding and other taxes and charges that the Company is required to withhold. Notwithstanding the foregoing, Consultant shall bear any taxes, fees or other charges that any applicable governmental or quasi-governmental authority may impose on Consultant in addition to the amount withheld by the Company in accordance with the preceding sentence. Because Consultant is an independent contractor, the Company will not make payments for any employment-related taxes or benefits.

E. Compliance with Law. Consultant shall have full and sole responsibility for compliance with all applicable laws with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to Consultant’s partners, agents, subcontractors and employees, including payment of taxes, social security, worker’s compensation, unemployment and disability insurance coverage requirements and any immigration requirements. Consultant hereby represents and warrants that Consultant and all individuals assisting Consultant in the performance of Services have all required and necessary licenses and certifications required to perform the Services.

F. Certification. Consultant shall provide the Company with certifications and records (including, as appropriate, copies of Consultant’s tax returns, licenses, and certifications) as the Company may request from time to time, during or after the term of this Agreement, to verify that Consultant has complied with this Section 7.

8. Indemnification. Consultant shall indemnify and hold harmless the Company and its affiliates, directors, officers, agents and employees from and against all taxes, losses, damages, liabilities, penalties, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees or agents, (ii) a determination by a court or agency that Consultant is not an independent contractor, (iii) any breach by Consultant or Consultant’s assistants, employees or agents of any of the covenants contained in this Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Consultant under this Agreement. Consultant may not agree to settle any third-party claim, suit or action for which the Company (or any of its affiliates, agents or employees) is or may be entitled to indemnification hereunder without the Company’s prior written consent.

9. Restrictions.

A. Non-Solicitation. From the date of this Agreement until 12 months after the termination of this Agreement (the “Restricted Period”), Consultant shall not, without the Company’s prior written consent, directly or indirectly, solicit or encourage any employee or contractor of the Company or its affiliates to terminate employment with, or cease providing services to, the Company or its affiliates. During the Restricted Period, Consultant shall not, whether for Consultant’s own account or for the account of any other Person, intentionally interfere with any person who is or during the period of Consultant’s engagement by the Company was a partner, supplier, customer or client of the Company or its affiliates.

B. Competitive Engagements. Consultant agrees that during the Restricted Period, without the prior written consent of the Company, Consultant shall not directly or indirectly be or become an officer, director, employee, owner, co-owner, affiliate, partner, promoter, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that directly or indirectly competes with any current or planned business or activity of the Company (“Competitor”); provided, however, that Consultant may, without violating this Section 9, own, as a passive investment, shares of capital stock of a publicly-held corporation that is a Competitor if (i) such shares are actively traded on an established national securities market, (ii) the number of shares of such Competitor’s capital stock that are owned beneficially (directly or indirectly) by Consultant collectively represents less than one percent (1%) of the total number of shares of such Competitor’s capital stock outstanding, and (iii) Consultant is not otherwise associated directly or indirectly with such Competitor or with any affiliate of such Competitor. Notwithstanding the foregoing, if during the Restricted Period Consultant seeks to be employed by or consult for a Competitor that does not directly compete with any current or planned business or activity of the Company, the Company shall not unreasonably withhold, delay or condition its consent to Consultant being employed by or consulting for such Competitor.

C. Non-Disparagement. Consultant shall not, at any time during Consultant’s provision of the Services and in perpetuity thereafter, directly or indirectly, knowingly disparage, criticize, or otherwise make derogatory statements regarding the Company, or any of its successors, directors or officers. The foregoing shall not be violated by Consultant’s factually truthful responses to legal process or inquiry by a governmental authority.

10. Cooperation. Consultant agrees that, subject to Consultant’s reasonable availability, during and after Consultant’s engagement by the Company, and without the necessity of the Company obtaining a subpoena or court order, Consultant shall provide reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against the Company, which relates to events occurring during

Consultant’s Service (including furnishing relevant information and materials to the Company or its designee and/or providing testimony at depositions and at trial); provided that the Company shall reimburse Consultant for reasonable out-of-pocket expenses Consultant incurs that are associated with any such cooperation; provided further that any such cooperation occurring after the termination of Consultant’s Service shall be scheduled to the extent reasonably practicable so as not to unreasonably interfere with Consultant’s business or personal affairs. Notwithstanding anything herein to the contrary, the preceding cooperation covenant shall not apply to any suit, action, proceeding, investigation, defense or claim that arises out of or relates to a dispute between Consultant and the Company.

11. Arbitration and Equitable Relief.

A. Arbitration. Any dispute arising under or by virtue of this Agreement or any difference of opinion between the Parties concerning their rights and obligations under this Agreement shall be finally resolved by arbitration. Such arbitration proceedings shall take place in Seoul, Republic of Korea in accordance with the applicable rules of arbitration of the International Chamber of Commerce (“ICC”) by a single arbitrator appointed in accordance with such rules, and the proceedings shall be conducted in English language. The decision of the arbitration proceedings shall be final and binding upon the Parties.

B. Remedy. Except as provided by the applicable ICC rules, arbitration shall be the sole, exclusive, and final remedy for any dispute between the Company and Consultant. Accordingly, except as provided by such rules, neither the Company nor Consultant shall be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding the foregoing, the arbitrators shall not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrators shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

C. Availability of Specific Performance and/or Injunctive Relief. In addition to the right under the applicable ICC rules to petition a court for provisional relief, Consultant agrees that the Company may also petition the court for specific performance or injunctive relief where the Company alleges or claims a violation of Section 2 (Confidentiality), Section 3 (Ownership), or Section 4 (Conflicting Obligations) of this Agreement or any other agreement regarding trade secrets, confidential information or the restrictions set forth in Section 9 (Restrictions) above. In the event either the Company seeks specific performance or injunctive relief and the court grants such specific performance or injunctive relief, as the case may be, the Company shall be entitled to recover reasonable costs and attorneys’ fees.

D. Voluntary Nature of Agreement. Consultant acknowledges and agrees that Consultant is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that Consultant has carefully read this Agreement and has asked any questions needed to understand the terms, consequences and binding effect of this Agreement and fully understands it, including that Consultant is waiving its right to a jury trial. Finally, Consultant agrees that Consultant has been provided an opportunity to seek the advice of an attorney of Consultant’s choice before signing this Agreement.

12. Miscellaneous.

A. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of Republic of Korea, without giving effect to the principles of conflict of laws.

B. Assignability. Consultant may not sell, assign, or delegate any rights or obligations under this Agreement. Consultant hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantial part of the Company’s assets or businesses relating to the division, department or group to which Consultant belongs. Upon prior written notice to Consultant, the Company may assign its rights to any affiliate of the Company; provided that such affiliate agrees in writing to assume all rights and responsibilities of the Company hereunder.

C. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the Parties regarding the subject matter of this Agreement.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given: (1) if delivered personally or by commercial messenger or courier service, then delivery shall be deemed effective upon receipt, as evidenced by the records of the commercial messenger or courier service; (2) if mailed by registered or certified mail (return receipt requested), then delivery shall be deemed effective five (5) business days after mailing; or (3) if sent via email, then delivery shall be deemed effective upon confirmation of receipt. All notices and other communications required or permitted by this Agreement to be given to a Party shall be sent to such Party at such Party’s address or email address written below.

i. If to the Company, to:

Magnachip Mixed-Signal, Ltd.

40F, Parc. 1, Tower 2, 108, Yeoui-daero

Yeoungdeungpo-gu, Seoul, 07335

Republic of Korea

Attention: General Counsel

Telephone: 82-2-6903-3054

Email: theodore.kim@magnachip.com

ii. If to Consultant, to the address (or the email address) for notice on the signature page to this Agreement.

F. Attorneys’ Fees. In any action at law or equity that is brought by one of the Parties to enforce or interpret the provisions of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

G. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law

H. Amendment and Waiver. The Parties agree that the provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement is: (i) in writing; (ii) specifically references this Agreement; (iii) signed by Consultant; and (iv) signed and approved by an authorized officer of the Company. The Parties further agree that no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

I. Language. For purposes of interpretation or resolving ambiguities, this Agreement, as executed in English, shall prevail over any translation.

J. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

K. Other Definitional and Interpretative Provisions. The words “herein,” “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. A reference to Schedule(s) is to the Schedule(s) of this Agreement unless otherwise specified. The Schedule(s) annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in the Schedule(s) but not otherwise defined therein, shall have the meaning as defined in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law” or “laws” shall be deemed to include any and all applicable laws, regulations, ordinances, directives, statutes and the like.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the date first written above.

MAGNACHIP MIXED-SIGNAL, LTD.

By:	/s/ Young-Joon Kim
Name: Young-Joon Kim
Title: Representative Director

CONSULTANT

/s/ Woungmoo Lee
Woungmoo Lee

Address for Notice:

[address omitted]

Email: [email address omitted]

[Signature Page to Consulting Agreement]

SCHEDULE A

Services, Compensation, Etc.

1. Contact. Consultant’s principal contact at the Company:

A. Young-Joon Kim, Chief Executive Officer

2. Services. Consultant shall exercise substantial independent judgment and discretion while performing the Services, provided that Consultant shall at all times make best efforts to benefit the Company by providing the Services. Without limiting the foregoing, the Services include the following tasks for the Company’s mixed-signal business:

A. Serve as a pivotal communication channel between the Company’s sales personnel and executive-level representatives of the customers.

B. Utilize personal relationships to gain insight into customers’ display and power IC business strategies, thereby aiding in the formulation of the Company’s sales strategies.

C. Support the development of a robust sales strategy for 2025, leveraging the Korean government’s 2024 IC development initiative.

D. Leverage Consultant’s established network within existing customers and prior sales experience to expand the Company’s customer base.

E. Provide guidance and strategic advice on market competition dynamics, including identifying key persons within customer organizations and to inform and enhance the Company’s overall sales activities.

F. Engage in other activities to further the foregoing.

3. Location. The Services shall generally be performed by Consultant at Consultant’s own office (the “Location”), but Consultant shall travel to the extent and to the places necessary for the performance of Consultant’s Services.

4. Term. This Agreement shall commence on the Effective Date. Unless terminated earlier as provided herein, the term of the Agreement shall expire on June 30, 2025.

5. Compensation; Expenses.

A. Payment. Consultant will be paid KRW 13,000,000 per month (the “Service Fees”), which was established based on good-faith negotiations between Consultant and the Company. During the term, the Service Fees will be paid once a month on the 25th of each month. Any increase in the Service Fees will be determined based on negotiations between Consultant and the Company.

B. Travel Expenses. Pursuant to the Company’s policies for travel expenses, Consultant will be reimbursed for all reasonable and appropriately substantiated out-of-pocket expenses incurred by Consultant relating to travel in the course of rendering the Services. Consultant must provide receipts for all travel expenses. Allowable expenses for approved travel include: (i) international air travel from Consultant’s home to the work location for performance of the Services, (ii) surface travel expenses, and (iii) meal and lodging charges, all pursuant to the Company’s policies for travel expenses.

C. Transportation. The Consultant will be provided with a vehicle for the term of this Agreement. At the end of the term or earlier termination of the term, the Consultant shall immediately vacate and return the vehicle to the Company without any excuse for delay or any claims in the same good order and condition as it was originally delivered to the Consultant. This rental is at the Consultant’s own risk and under the Consultant’s responsibility.

D. Supplies. For the term of this Agreement, the Consultant will be provided with a laptop computer for the Service. The computer and any other equipment procured through the Company shall be returned to the Company at the end of the term or earlier termination of the term.

6. Termination.

A. Termination without Breach. Unless Consultant is in Breach (as defined in Section 6(C) below) of this Agreement, in which case Section 6(B) shall apply, either Party may terminate this Agreement at any time upon giving the other Party 30 days’ prior written notice of such termination pursuant to Section 12(E) of the Agreement. Such written notice shall also set forth the proposed End Date, which date shall become the End Date unless otherwise required by the Agreement or this Schedule A.

B. Termination Due to Breach. The Company may terminate the Agreement immediately by providing Consultant with written notice of the circumstances the Company believes constitute Breach after the Company becomes aware of such circumstances; provided that, if the basis for such termination is curable, then Consultant shall have fourteen (14) days after receipt of such written notice to cure such basis, and if not cured, the Company may terminate the Agreement immediately after the expiration of such cure period.

C. Breach. For the purposes of this Section 6, “Breach” means and includes: (i) Consultant’s material breach of any of the terms of any agreement Consultant has with the Company, including the Agreement; (ii) Consultant’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude (or an equivalent crime in a jurisdiction other than the United States), but excluding minor traffic violations; (iii) Consultant’s commission of fraud, embezzlement, or misappropriation of funds; (iv) Consultant’s refusal or inability to perform the Services; (v) Consultant’s material violation of the Company’s Code of Ethics; (vi) Consultant’s habitual use of illicit drugs or habitual abuse of alcohol that affects Consultant’s performance; or (vii) any gross negligence, material misconduct or material wrongful act or omission on Consultant’s part in connection with the Services provided to the Company.